LYONDELL CHEMICAL COMPANY

SUPPLEMENTARY EXECUTIVE
RETIREMENT PLAN

As Amended and Restated Effective November 4, 2008

Lyondell Chemical Company
Supplementary Executive Retirement Plan
TABLE OF CONTENTS

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Lyondell Chemical Company
Supplementary Executive Retirement Plan

TABLE OF CONTENTS (cont'd)

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ARTICLE I

GENERAL PROVISIONS

Section 1.1            Purpose and Intent.

This Plan is intended to provide supplemental retirement allowances according to its provisions to those Employees who are eligible to receive Awards under the Lyondell Chemical Company annual incentive plans, and who

(a)           have deferred a portion of their Salary under the Lyondell Chemical Company Deferral Plan or

(b)           have had the amount of their benefit reduced, due to federal legal requirements, under a tax-qualified, defined benefit retirement plan maintained by Lyondell Chemical Company, or

(c)           have been granted a Special Supplement under Section 2.6.

Section 1.2           Effective Date.

This Plan document shall be effective November 4, 2008 and shall apply to Employees who are employed by the Company on or after November 4, 2008, unless certain provisions specify that they are effective on a different date.

This Plan amends and restates the Prior Plan.

Section 1.3            Plan Costs.

The Company shall bear all Plan costs, including administrative costs, and no Employee contributions shall be required or permitted.

Section 1.4             Definitions.

Actuarial Equivalent or Actuarially Equivalent means, in comparing benefits payable in different forms or at different times or in different circumstances, a value under one set of circumstances which is the same as the value under a different set of circumstances.  The value shall be computed and determined by using mortality assumptions, interest rates and other actuarial factors and assumptions used to calculate actuarial equivalents under the Retirement Plan.

Administrative Committee means the Benefits Administrative Committee of Lyondell Chemical Company.

Award means an immediate cash award made under the Lyondell Chemical Company annual incentive plans for executives or senior managers or awards under any other plan that the Company’s Supervisory Board or its Remuneration Committee, has authorized the Company to accept and to treat as awards under this Plan.

Base Pay means the annual amount of “Base Pay," as defined in the Retirement Plan.

Basic Allowance means an annuity payable for the Participant’s life, with a guarantee that an amount equal to 60 monthly payments will be made to the Participant and his Beneficiary.

Beneficiary means a person designated by the Participant to be entitled to receive the Survivor Benefit under Sections 2.4, 2.5 and/or 2.6 when the Participant dies or, if the Participant has failed to designate a person, the Participant’s spouse, if the Participant was married at his death, or the Participant’s estate, if the Participant was not married at his death.

                Code means the Internal Revenue Code of 1986, as amended, including any successor provisions and any regulations or other guidance promulgated by applicable governmental agencies.

Company means Lyondell Chemical Company, a Delaware corporation, or its successor.

Deferral/Incentive Supplement means a Supplementary Benefit described under Section 2.4.

Deferred Compensation means any amount of Salary which a Participant elects to defer according to the terms of the Lyondell Chemical Company Deferral Plan.

Employee means a regular salaried employee of the Company.

ERISA means the Employee Retirement Income Security Act of 1974, as amended, including any successor provisions and any regulations or other guidance promulgated by applicable governmental agencies.

Financial Hardship means a condition of severe financial difficulty due to an unforeseeable emergency resulting from (a) an illness or accident of the Participant, his spouse or dependent; (b) a casualty causing a Participant’s property loss; or (c) other similar or extraordinary and unforeseeable circumstances created by events beyond the Participant’s control, as determined by the Administrative Committee, upon advice of counsel, based on written information supplied by the Participant and which is sufficient, in counsel’s judgment, to justify a change in the elected benefits form under Section 3.1 without causing the Participant or any other Plan Participant to receive taxable income from the Plan before actual payment of Plan benefits.

Key Employee means an Employee who, at any time during the prior Plan Year, was identified as (a) an officer of the Company with annual compensation greater than $130,000, as adjusted, (b) a five percent (5%) owner of the Company, or (c) a one percent (1%) owner of the Company with annual compensation from the Company of more than $150,000, as adjusted, as determined according to the requirements of Code Sections 409A and 416(i).  For Plan Distribution purposes, an Employee identified as a Key Employee during a year ending on an identification date shall be considered a Key Employee for a twelve (12) month period beginning on the following April 1.  December 31 of the prior Plan Year shall be used as the identification date to identify Key Employees under Code Section 409A.

Participant means an active Employee or a former Employee who, at his Separation from Service, retirement or death, was employed by the Company or a Related Company and who is entitled to receive Plan benefits by reason of having  received one or more Awards that would be used to compute the Employee's Average Final Base Pay under the Retirement Plan, if the Awards were recognized as a part of Base Pay under the Retirement Plan and who (a) deferred a portion of his Salary that would be used to calculate the Employee's Average Final Base Pay under the Retirement Plan if the Deferred Compensation recognized as a part of Base Pay under the Retirement Plan; (b) had his benefit under the Retirement Plan reduced due to required limitations under the Code or ERISA; and/or (c)  had been granted a Special Supplement under Section 2.6.  Participant shall include a former Employee who has not received the entire benefit to which he is entitled under this Plan.

Plan means this Supplementary Executive Retirement Plan of Lyondell Chemical Company.

Pre-Retirement Survivor Annuity means the annuity or death benefit paid under the Retirement Plan to a survivor, attributable to Company contributions, that is payable due to the Participant's death before a retirement allowance commences and after the Participant became entitled to a retirement allowance payable from Company contributions under the Retirement Plan.

Prior Plan means this Plan, as in effect before this amendment and restatement.

Qualified Limit Supplement means a Supplementary Benefit described in Section 2.5.

Related Company means

(a)           Any corporation that is a member of a controlled group of corporations within the meaning of section 1563(e)(3)(C), of which Lyondell Chemical Company is a member, and

(b)           All trades or businesses, whether or not incorporated, which, under regulations prescribed by the Secretary of the Treasury pursuant to Section 210(d) of ERISA, are under common control with Lyondell Chemical Company.

Retirement Plan means the Lyondell Chemical Company Retirement Plan.

Remuneration Committee means the Remuneration Committee of the Supervisory Board of LyondellBasell Industries.

Salary means the Employee's regular base salary paid by the Company or a Related Company, excluding Awards and any other special or additional compensatory payments.

Separation from Service means the Participant’s employment termination from the Company or a Related Company which complies with the requirements of Code Section 409A.  A transfer to or from the Company and any Related Company shall not be a Separation from Service under this Plan.

Special Supplement means a supplementary retirement benefit approved for payment to an Employee under Section 2.6.

Supplementary Benefit means any of the types of supplementary benefits provided in Sections 2.4, 2.5 or 2.6.

Supplementary Benefits means, collectively, all Supplementary Benefits provided by this Plan, or all those Supplementary Benefits to which a particular Participant is entitled, as the context requires.

Survivor Benefit means any survivor benefit payable to a Participant's Beneficiary under Article II.

ARTICLE II
SUPPLEMENTARY BENEFITS

Section 2.1            Types of Supplementary Benefits Provided.

This Plan provides for the following types of Supplementary Benefits:

(a)           Deferral/Incentive Supplements, as described in Section 2.4;

(b)           Qualification Limit Supplements, as described in Section 2.5;

(c)           Special Supplements, as described in Section 2.6.

Section 2.2            General Eligibility

(a)           Benefit Eligibility.  An Employee who has a Separation from Service with a nonforfeitable right to a retirement allowance from the Retirement Plan automatically is eligible for each type of Supplementary Benefit provided by Sections 2.4 and 2.5, to the extent he satisfies the specific eligibility requirements of the applicable Section.  Supplementary Benefits shall be paid in the form and at the time provided under Articles III and IV, respectively.

(b)           Survivor Benefit Eligibility.  If a Participant dies before any Supplementary Benefit to which the Participant is entitled commences, his Beneficiary will be eligible to receive a Survivor Benefit that relates to the particular Supplementary Benefit.  The Participant must designate the same person as his Beneficiary for purposes of all Survivor Benefits payable under this Plan.  Survivor Benefits to which a Beneficiary is entitled under this Article will automatically be paid to the Beneficiary.  If a Participant dies after commencing Plan benefits in a form that provides for continued payments after the Participant's death, benefit payments shall continue according to the terms and provisions of that benefit form.

Section 2.3    Amount of Supplementary Benefits (or Survivor Benefit) in General.

The total amount of Supplementary Benefits (or Survivor Benefits, if applicable) payable under this Plan shall be the sum of the benefits to which the Participant is entitled (or Survivor Benefits to which the Participant's Beneficiary is entitled, if applicable) under all types of Supplementary Benefits whose requirements are satisfied by or with respect to the Participant.

Each type of Supplementary Benefit payable from this plan to a Participant is the Participant’s Excess Retirement Benefit.  "Excess Retirement Benefit" means the excess of

(1)           the Participant's "Hypothetical Amount", as defined separately for purposes of each type of Supplementary Benefit, and payable as a lump sum, over

(2)           the Participant’s “Basic Amount”, which is the single payment that is the Actuarial Equivalent of

(A) the retirement allowance the Participant is entitled to receive at retirement from the Retirement Plan and would have received as a lump sum (or as a Basic Allowance for any portion of the retirement allowance not payable as a lump sum);

(B) any Supplementary Benefit paid to a Participant or to a trustee or custodian on the Participant’s behalf under the ARCO Chemical Company Supplementary Executive Retirement Plan as a result of the Company’s acquisition of ARCO Chemical Company; and

(C) any Supplementary Benefit paid to a Participant or to a trustee or custodian on the Participant’s behalf under this Plan as a result of the change in control of the Company on December 20, 2007.

Section 2.4.           Deferral/Incentive Supplement.

(a)           Eligibility for Deferral/Incentive Supplement.  A Participant is eligible for a Deferral/Incentive Supplement if his Excess Retirement Benefit, using the Hypothetical Amount in 2.4(b)(1), is positive.  If a Participant entitled to receive a Deferral/Incentive Supplement dies before commencing this benefit, his Beneficiary will be paid a Survivor Benefit described in Section 2.4(b)(2) below.

(b)           Calculation of Deferral/Incentive Supplement.

(1)           Participant's Benefit.  Subject to Sections 2.4 (c), (d) and (e) and Section 2.7, the Hypothetical Amount of the Participant's Deferral/Incentive Supplement shall be the single payment that is the Actuarial Equivalent of the retirement benefit the Participant would have received as a lump sum (or as a Basic Allowance for any portion of the benefit not payable as a lump sum) from the Retirement Plan, determined as if the Base Pay used to calculate that benefit under the Retirement Plan had included the Participant's Awards and Deferred Compensation.

If the Participant transfers directly from the Company’s employment to a Related Company’s employment, Base Pay to calculate the Hypothetical Amount will include the Participant’s Awards and Deferred Compensation while he is employed by the Related Company, if the Company recognizes the Participant’s salary while employed by the Related Company to determine the Participant's Retirement Plan benefits.

(2)           Survivor Benefit.  The monthly amount of the Survivor Benefit payable when a Participant dies before commencing a Deferral/Incentive Supplement under his Plan shall be (A) minus (B), where:

(A)           is the monthly Pre-Retirement Survivor Annuity calculated using the Participant's Hypothetical Amount described in Section 2.4(b)(1), and

(B)           is the actual monthly Pre-Retirement Survivor Annuity.

The Survivor Benefit is a lump sum that is the Actuarial Equivalent of the monthly benefit described above.

(c)           Maximum Limit on Deferral/Incentive Supplement Benefits.

Notwithstanding the provisions of Section 2.4(a) and (b), the amount of a Participant’s Deferral/Incentive Supplement (or Survivor Benefit, as applicable) shall be reduced to the extent necessary so the annual equivalent of benefits payable to or on the Participant’s behalf (1) from the Retirement Plan; (2) as a Qualification Limit Supplement, if any, under Section 2.5; and (3) as a Deferral/ Incentive Supplement, under this Section, will not exceed 65 percent of the greater of (i) the sum of the Participant's annual Salary at his Separation from Service plus his most recent Award, or (ii) the average of the Participant's highest three (3) consecutive years of Salary and Awards for each year during the Participant's prior ten (10) years of employment with the Company or a Related Company.

Annual equivalent benefits payable from the Retirement Plan shall exclude annuities resulting from voluntary employee contributions to the Retirement Plan and increased benefits resulting from election of a Level Income Option under the Retirement Plan.

(d)           Recalculation Due to Subsequent Award.  If the Participant receives an Award after Separation from Service, that Award shall be included in Awards used to calculate the Hypothetical Amount under Section 2.4(b)(1) and the Deferral/Incentive Supplement shall be recalculated.  A Supplement already paid or being paid may be increased, but not decreased, by this recalculation.

(e)           Separation from Service.  If a Participant is not eligible for a retirement allowance from the Retirement Plan at the time of his Separation from Service or if a Pre-Retirement Survivor Annuity is not payable, the rights of a Participant or any person claiming under or through the Participant to any Deferral/Incentive Supplement benefits shall cease.

Section 2.5            Qualification Limit Supplement.

(a)           Eligibility for Qualification Limit Supplement.  An Employee shall be eligible for a Qualification Limit Supplement if his Excess Retirement Benefit using the Hypothetical Amount in Section 2.5(b)(1) is positive.  If a Participant entitled to receive a Qualification Limit Supplement dies before commencing this benefit, his Beneficiary will be paid the Survivor Benefit described in Section 2.5(b)(2) below.

(b)           Amount of Qualification  Limit Supplement.

(1)           Participant's Benefit.  The Hypothetical Amount of the Participant's Qualification Limit Supplement shall be the single payment that is the Actuarial Equivalent of the retirement benefit the Participant would have received as a lump sum (or as a Basic Allowance for any portion of the benefit not payable as a lump sum) from the Retirement Plan, determined as if the amount of the Participant's retirement benefit under the Retirement Plan was not subject to limits or reductions required under the Code or ERISA.

(2)           Survivor Benefit.  The monthly amount of a Survivor Benefit payable when a Participant dies before commencing a Qualification Limit Supplement under this Plan shall be (A) minus (B), where:

(A)           is the monthly Pre-Retirement Survivor Annuity calculated using the Participant’s Hypothetical Amount described in Section 2.5(b)(i), and

(B)           is the actual monthly Pre-Retirement Survivor Annuity.

The Survivor Benefit is a lump sum that is the Actuarial Equivalent of the monthly benefit described above.

Section 2.6            Special Supplements.

In addition to any other Supplementary Benefits to which a Participant may be entitled under this Plan, at its sole discretion, the Remuneration Committee may award a Special Supplement to any Employee in an amount, or to be computed on a basis it determines.  These awards may be granted for any reason the Remuneration Committee deems appropriate, including, without limit, recognition of all or any part of the Employee's years of service with an organization or entity acquired by, or merged into, the Company, any Related Company, or any predecessor of the Company.  A Special Supplement shall not be granted to or on behalf of any Employee who is not a member of a select group of management or other highly compensated employee, as defined from time to time by the Remuneration Committee.  A certified copy of the resolution granting a Special Supplement shall be furnished to the Administrative Committee before any Plan payment is to be made.

ARTICLE III

BENEFIT FORM

Section 3.1.           Supplementary Benefits.

(a)           Lump Sum Benefit.

Payments of Supplementary Benefits under Article II to a Participant or payments of Survivor Benefits to a Beneficiary of such a Participant shall be paid as a lump sum.

(b)           Elections.

Any existing election of an optional benefit form for Supplementary Benefits or Survivor Benefits by a Participant who is an Employee shall be void and unenforceable.

ARTICLE IV

TIMING OF BENEFIT PAYMENT

Section 4.1            Supplementary Benefits.

(a)           Supplementary Benefits shall commence as soon as administratively practical on the later of (1) Separation from Service or (2) the earlier of the date the Participant (i) attains age fifty-five (55) with at least ten (10) years of service recognized by the Company or (ii) attains sixty-five (65) if the Participant has less than ten (10) years of service recognized by the Company.

Notwithstanding the foregoing, Supplementary Benefits may be distributed earlier due to death, Financial Hardship or for other reasons as may be provided under Code Section 409A.

(b)           Survivor Benefit payments will commence immediately following the Participant’s death.

Section 4.2            Key Employees.

If a Participant is a Key Employee entitled to payment of Supplementary Benefits due to Separation from Service, payment shall not begin until six (6) months following the Key Employee’s Separation from Service; provided, however, that this Section shall apply only if the Company is a corporation any stock in which is publicly traded on an established securities market or otherwise.

Section 4.3            Small Benefit.

Notwithstanding any Participant election, the Administrative Committee, in its sole discretion, may pay Supplementary Benefits of amounts less than $10,000 to the Participant or the Participant’s Beneficiary immediately on Separation from Service or death.

ARTICLE V

ADMINISTRATION

Section 5.1            Interpretation.

The Administrative Committee has the exclusive right and discretionary authority to interpret the Plan’s provisions and to decide questions arising in its administration. The Administrative Committee’s decisions and interpretations shall be final and binding on the Company, Employees, Participants and all other persons.

Section 5.2            Administrative Records.

The Administrative Committee shall keep records reflecting Plan administration, which the Company may audit.

Section 5.3            Claims.

If a Participant makes a written request alleging a right to receive Plan benefits or alleging a right to receive an adjustment in Plan benefits being paid, the Administrative Committee shall treat it as a benefit claim.  All benefit claims under the Plan shall be sent to the Administrative Committee and must be received within thirty (30) days after Separation from Service.  The decision will be made within ninety (90) days after the Administrative Committee receives the claim unless the Administrative Committee determines additional time due to special circumstances is needed.  If the Administrative Committee determines that an extension to process a claim is required, the final decision may be deferred up to one hundred eighty (180) days after the claim is received, if the claimant is notified in writing of the need for the extension and the anticipated date of a final decision before the end of the initial ninety (90) day period.

If the Administrative Committee decides that any individual who has claimed a right to receive benefits, or different benefits, under the Plan is not entitled to receive all or any part of the benefits claimed, it will inform the claimant in writing or electronically, in terms calculated to be understood by the claimant, of the specific reasons for the denial, the Plan provisions on which the denial is based, a description of additional material or information necessary to perfect the claim and an explanation of why the material or information is needed, and an explanation of the Plan’s claim review procedures.  If no action is taken on the claim within these time periods, the claim shall be deemed denied on the last day of the applicable time period.  The claimant is entitled to a full and fair review of the denied claim after actual or constructive notice of a denial.

The claimant, or his authorized representative, must file a written request for review with the Administrative Committee setting forth the grounds for the request and any supporting facts, comments or arguments he wishes to make, within sixty (60) days after actual or constructive notice.  If a written request for review is not received within this sixty (60) day period, the denial will be final.  The claimant shall have reasonable access to all relevant documents pertaining to the claim.

The Administrative Committee or the persons responsible to conduct the review on the Administrative Committee’s behalf shall conduct a full review of the claim.  Unless special circumstances require an extension of the review period, the Administrative Committee will render its decision no later than the date of its next regularly scheduled meeting, unless the request is filed less than thirty (30) days before that meeting.  If the request is filed less than thirty (30) days before a regularly scheduled meeting, the Administrative Committee will render its decision no later than the date of the second regularly scheduled meeting after it receives the request.  However, if special circumstances require an extension of the review period, a final decision shall be rendered no later than the third regularly scheduled meeting after it receives the request for review, if the claimant is notified in writing of the special circumstances and the date of the expected decision, before the time is extended due to special circumstances.  If the decision on review is not furnished to the claimant within the applicable time period(s), the claim shall be denied on the last day of the applicable period.  Administrative Committee decisions shall be in writing and provided no later than five (5) days after the decision is made.  The decision shall include specific reasons for the action taken, including the specific Plan provisions on which the decision is based.  The claimant shall be notified of the right to reasonable access, on request, to relevant documents or other information without charge.

Section 5.4            Committee Liability.

No Administrative Committee member shall be liable for any action taken in good faith or for exercise of any power given to the Administrative Committee, or for the actions of other Administrative Committee members.

ARTICLE VI

MISCELLANEOUS

Section 6.1            Unfunded Benefit Plan.

(a)           Benefits under Sections 2.4 and 2.6 are intended to constitute an unfunded plan maintained primarily for the purpose of providing deferred compensation in the form of additional retirement benefits to a select group of management or highly compensated employees, as defined in ERISA Sections 201(a)(2), 301(a)(3) and 401(a)(1).

(b)           Benefits under Section 2.5 are intended to constitute an unfunded "excess benefit plan" within the meaning of ERISA Section 3(36).

Section 6.2            Unsecured General Creditor.

Participants and their Beneficiaries shall have no legal or equitable rights, claims or interests in any specific Company assets or property, nor are they the Beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts, or the proceeds of those policies or contracts which the Company owns or acquires (the "Policies").  Any Policies or other Company assets shall be and shall remain general, unpledged, unrestricted Company assets. The Company's obligation under the Plan is merely an unfunded and unsecured Company promise to pay money in the future.

Section 6.3            Grantor Trust.

Although the Company is responsible for all Plan benefits, the Company, in its discretion, may contribute funds to a grantor trust, as it deems appropriate, to pay Plan benefits. The trust may be irrevocable, but trust assets shall be subject to the claims of creditors of Lyondell Chemical Company.  To the extent any Plan benefits are actually paid from the trust, the Company shall have no further obligation for those benefits, but to the extent the benefit is not paid, benefits shall remain the obligation of, and shall be paid by, the Company. Participants shall be unsecured creditors insofar as their legal claim for Plan benefits and Participants shall have no security interest in the grantor trust.

Section 6.4            Non-Assignment.

Payments to and benefits under this Plan are not assignable, transferable or subject to alienation since they are primarily for the support and maintenance of the Participants and their joint annuitant or Beneficiaries after retirement. Likewise, payments shall not be subject to attachments by creditors of, or through legal process against, the Company, the Administrative Committee or any Participant.  Payments may be offset by the Company as provided under Section 6.7.

Section 6.5            No Employment Right.

The Plan provisions shall not give an Employee the right to be retained in Company service nor shall this Plan or any action taken under it be construed as an employment contract.

Section 6.6            Adjustments.

At the Company’s request, the Administrative Committee may adjust the Participant's Plan benefit or make other adjustments required to correct administrative errors or provide uniform treatment of Participants, in a manner consistent with the Plan’s intent and purpose.

Section 6.7            Obligation to Company.

If a Participant becomes entitled to a distribution of Plan benefits and the Participant has any debt, obligation, or other liability representing an amount owed to the Company, a Related Company or any Company or Related Company benefit plan, then the Administrative Committee, in its sole discretion, may offset the amount owed against the amount of benefits otherwise distributable under this Plan.

Section 6.8            Protective Provisions.

Each Participant shall cooperate with the Company by furnishing any and all information the Company requests to facilitate the payment of Plan benefits, taking any physical examinations the Company deems necessary and taking other relevant action the Company requests.  If a Participant refuses to cooperate, the Company shall have no further obligation to the Participant under the Plan.  If the Participant makes any material misstatement of information or nondisclosure of medical history, no benefits will be payable to the Participant or his Beneficiary unless, at the Company’s sole discretion, benefits are payable in an amount reduced to compensate the Company for any loss, cost, damage or expense suffered or incurred by the Company as a result in any way of any Participant action, misstatement or nondisclosure.

Section 6.9            Gender, Singular and Plural.

All pronouns and any variations are deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons requires.  The singular may be read as the plural and the plural as the singular, as the context may require.

Section 6.10          Governing Law.

This Plan shall be construed, regulated and administered under the laws of the State of Texas, except to the extent that those laws are preempted by ERISA.

Section 6.11          Validity.

If any Plan provision is held invalid, void or unenforceable, it shall not affect the validity of any other Plan provision in any respect whatsoever.

Section 6.12         Notice.

Any notice or filing required or permitted to be given to the Administrative Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the Company’s principal office, directed to the attention of the Secretary of the Administrative Committee.  Notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown or the postmark on the receipt for registration or certification.

Section 6.13         Successors and Assigns.

This Plan shall be binding upon the Company and its successors and assigns.

Section 6.14          Incapacity.

If the Administrative Committee deems that any person entitled to receive any Plan payment is incapable of receiving or disbursing the payment because of minority, illness or infirmity, mental incompetence, or incapacity of any kind, the Administrative Committee, in its sole discretion, may take any one or more of the following actions: it may apply the payment directly for the person’s comfort, support and maintenance; it may reimburse any person for any support previously supplied to the person entitled to receive any payment; or it may pay any other person the Administrative Committee selects to disburse the payment for the person’s comfort, support and maintenance, including, without limit, to any relative who has undertaken, wholly or partially, the expense of person's comfort, care and maintenance, or any institution in whose care or custody the person entitled to the payment may be.  The Administrative Committee, in its sole discretion, may deposit any payment due to a minor to the minor's credit in any savings or commercial bank of the Administrative Committee's choice.

Payments or deposits under this Section shall be a complete discharge, to the extent of the payment or deposit, of the Plan and all other liability of the Administrative Committee, the Company and this Plan.  Receipt of any payment, distribution or deposit shall be a complete acquittance by the persons(s) receiving the payment.  There shall be no liability to see to the application of any Plan payments, distributions or deposits.

ARTICLE VII

AMENDMENT AND DISCONTINUANCE

Section 7.1            Plan Amendment.

This Plan may be amended from time to time by a resolution of the Remuneration Committee.

Section 7.2            Termination.

The Company intends to continue this Plan indefinitely, but reserves the right to terminate it at any time for any reason, in its sole discretion.

Section 7.3            Effect of Amendment or Termination.

No Plan amendment or termination may adversely affect the benefit payable to any Participant receiving or entitled to receive Plan benefits before the effective date of the amendment or termination.  However, the Company may amend the Plan to eliminate any optional form of payment or to comply with any law or regulation, including but not limited to, reformation of any Plan provision that would result in an excise tax being imposed under Code Section 409A, and if so, the amendment or reformation will not be deemed to adversely affect any Participant’s benefit entitlement.

Section 7.4            Effect of Legislation.

It is intended that the provisions of the Plan satisfy the requirements of Code Section 409A and that the Plan be operated in a manner consistent with such requirements to the extent applicable.  Therefore, the Administrative Committee may make adjustments to the Plan and may construe the provisions of the Plan in accordance with the requirements of Code Section 409A.  If any Plan provision would result in imposition of an excise tax under Code Section 409A, the terms of Code Section 409A shall apply and that Plan provision will be reformed to avoid the excise tax.